SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2016

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3524 Airport Road

Maiden, North Carolina 28650

(Address of Principal Executive Offices)

(Zip Code)

(828) 464-8741

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement

On September 26, 2016, a special committee of independent members of the Board of Directors of Air T, Inc. (the “Company”), under authority delegated to such committee by the Board of Directors of the Company, resolved to amend the Rights Agreement (the “Rights Agreement”) dated as of December 15, 2014 between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), to accelerate the expiration of the Rights (as defined in the Rights Agreement) from 5:00 p.m., Eastern time, on December 26, 2017 to 5:00 p.m., Eastern time, on September 26, 2016. Thereafter, on September 26, 2016, the Company and the Rights Agent entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement to accelerate the expiration of the Rights from 5:00 p.m., Eastern time, on December 26, 2017 to 5:00 p.m., Eastern time, on September 26, 2016 (the “Final Expiration Time”). As a result of the Amendment, the Rights Agreement was effectively terminated on September 26, 2016 and all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement will expire at the Final Expiration Time.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

The information set forth under Item 1.01 is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders

The information set forth under Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events

On September 26, 2016, the Company issued a press release announcing the Amendment, which is filed as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

4.1	Amendment No. 1 to Rights Agreement dated as of September 26, 2016 between Air T, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent

99.1	Press release dated September 26, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2016

AIR T, INC.

By:	/s/ Candice L. Otey
Candice L. Otey, Vice President- Finance, Chief Financial Officer, Secretary and Treasurer

Exhibit Index

Exhibit	Description

4.1	Amendment No. 1 to Rights Agreement dated as of September 26, 2016 between Air T, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent

99.1	Press release dated September 26, 2016